Exhibit 99.1

Press Release

Contact:Matthew M. Partridge

Senior Vice President, Chief Financial Officer & Treasurer

(386) 944-5643

mpartridge@alpinereit.com

FOR IMMEDIATE RELEASE	ALPINE INCOME PROPERTY TRUST ANNOUNCES 5-YEAR, $60 MILLION TERM LOAN

DAYTONA BEACH, FL – May 24, 2021 – Alpine Income Property Trust, Inc. (NYSE: PINE) (the “Company” or “PINE”) today announced that is has successfully executed a new 5-year, $60.0 million unsecured term loan (the “Term Loan”).  The Term Loan will mature in May 2026 and is subject to a pricing grid over LIBOR, determined by the Company’s leverage ratio.  In conjunction with the Term Loan, the Company has fixed LIBOR over the 5-year period.  Based on the Company’s current leverage, the interest rate on the Term Loan will be fixed at an initial rate of 2.16%.  The Term Loan also includes an accordion option that allows the Company to request additional lender commitments up to a total of $160 million.

“We are pleased with terms of this new $60 million fixed rate loan and appreciate the strong support of our bank group,” commented John P. Albright, President and Chief Executive Officer of Alpine Income Property Trust. “This Term Loan allows us to further stagger out future debt maturities and it provides us additional capital to pay down our unsecured revolving credit facility and fund our already robust and growing acquisition pipeline.”

Truist Bank, N.A. will act as Administrative Agent.  Truist Securities, Inc. will act as Sole Lead Arranger and Sole Book Runner.  Bank of Montreal, Raymond James Bank, N.A. and Stifel Bank & Trust also participated in the Term Loan.

About Alpine Income Property Trust, Inc.

Alpine Income Property Trust, Inc. (NYSE: PINE) is a publicly traded real estate investment trust that acquires, owns and operates a portfolio of high-quality net leased commercial income properties.

We encourage you to review our most recent investor presentation which is available on our website at http://www.alpinereit.com.

Safe Harbor

This press release may contain “forward-looking statements.” Forward-looking statements include statements that may be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include general business and economic conditions, continued volatility and uncertainty in the credit markets and broader financial markets, risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters, the impact of the COVID-19 Pandemic on the Company’s business and the business of its tenants and the impact on the U.S. economy and market conditions generally, other factors affecting the Company’s business or the business of its tenants that are beyond the control of the Company or its tenants, and the factors set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 or Form 10-Q for the quarter ended March 31, 2021, as filed with the U.S. Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.